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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Connecticut Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:
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We consent to the incorporation by reference in this Post-Effective Amendment
No. 7 to Registration Statement No. 33-48693 of our report dated September 8, 1999 appearing in the annual report to shareholders of Merrill Lynch Connecticut Municipal Bond Fund for the year ended July 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
November 24, 1999